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Exhibit 99.1

RISKS RELATED TO OUR BUSINESS

Risks related to our company

Our revenue and profitability will decline if the pharmaceutical industry undergoes certain changes, including limiting or discontinuing research, development, production and marketing of the pharmaceuticals that are compatible with the services we provide.

Our business is highly dependent on the ability of biotech and other pharmaceutical companies to develop, supply and market pharmaceuticals that are compatible with the services we provide. Our revenue and profitability will decline if those companies were to sell pharmaceuticals directly to the public or fail to support existing pharmaceuticals or develop new pharmaceuticals. Our business could also be harmed if the pharmaceutical industry experiences any of the following developments:

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  supply shortages;

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  pharmaceutical recalls;

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  an inability to finance product development because of capital shortages;

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  a decline in product research, development or marketing;

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  a reduction in the retail price of pharmaceuticals;

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  changes in the FDA approval process; or

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  government or private initiatives that alter how pharmaceutical manufacturers, health care providers or pharmacies promote or sell products and services.

If we lose relationships with managed care organizations and other non-governmental third party payors, we could lose access to a significant number of patients and our revenue and margins could decline.

We are highly dependent on reimbursement from managed care organizations and other non-governmental third party payors. For the six months ended June 30, 2004 and for the fiscal years ended December 31, 2003, 2002 and 2001, respectively, 80%, 82%, 85% and 86% of our revenue came from managed care organizations and other non-governmental payors, including self-pay patients. Many payors seek to limit the number of providers that supply pharmaceuticals to their enrollees in order to build volume that justifies their discounted pricing. From time to time, payors with whom we have relationships require that we bid against our competitors to keep their business. As a result of such bidding process, we may not be retained, and even if we are retained, the prices at which we are able to retain the business may be reduced. The loss of a payor relationship could significantly reduce the number of patients we serve and have a material adverse effect on our revenue and net income, and a reduction in pricing could reduce our margins and our net income.

The loss of our contract with Blue Cross and Blue Shield of Florida would materially decrease our revenue.

Our principal managed care contract is with Blue Cross and Blue Shield of Florida, Inc. For the six months ended June 30, 2004 and for the fiscal years ended December 31, 2003, 2002 and 2001, respectively, 15%, 17%, 20% and 21% of our revenue was related to this contract. The contract is terminable by either party on 90 days' notice and, unless terminated, renews annually each September for an additional one-year term. The loss of this contract, or a material reduction in our pricing or pharmaceutical sales under this contract, would materially decrease our revenue and net income.

Recent legislation changing the way Medicare reimburses healthcare providers for covered outpatient drugs, or other future changes to the scope or method of reimbursement from Medicare or Medicaid, could cause our revenue and gross profit margin to decline.

For the six months ended June 30, 2004 and for the fiscal years ended December 31, 2003, 2002 and 2001, respectively, 20%, 18%, 15% and 14% of our revenue came from reimbursement by federal and state programs such as Medicare and Medicaid. Reimbursement from these and other government programs is subject to statutory and regulatory requirements, administrative rulings, interpretations of policy, implementation of reimbursement procedures, retroactive payment adjustments, governmental funding restrictions and changes to or new legislation, all of which may materially affect the amount and timing of reimbursement payments to us. In particular, the Medicare Prescription Drug, Improvement and Modernization Act of 2003 is changing the way in which Medicare reimburses providers for covered outpatient drugs. In January 2004, payment for most drugs covered by Medicare decreased to 85% of the Average Wholesale Price (AWP) determined as of April 1, 2003. Beginning in 2005, reimbursement for most Medicare Part B drugs not paid on a cost or prospective payment basis will be set at either 106% of the Average Sales Price (ASP) or through a competitive acquisition program to be phased in beginning in 2006. A significant part of the infusion drugs provided by our company are administered in connection with covered durable medical equipment (DME). The payment rate for 2004 and 2005 generally will be 95% of the AWP in effect as of October 1, 2003. While the majority of our revenue is reimbursed by managed care organizations and other non-government payors, these changes to the way Medicare pays for outpatient drugs and biologicals may reduce our revenue and gross margins on services provided to Medicare patients. Further, adoption of ASP as the standard measure for determining reimbursement by state Medicaid programs for the drugs we provide may reduce our revenue and gross margins.

In addition, budgetary concerns in many states have resulted in and may continue to result in, reductions to Medicaid reimbursement as well as delays in payment of outstanding claims. Any reductions to or delays in collecting amounts reimbursable by government programs for our products or services or changes in regulations governing such reimbursements could cause our revenue and profitability to decline.

Our actual financial results might vary from our publicly disclosed preliminary results and forecasts.

Our actual financial results might vary from those anticipated by us, and these variations could be material. On October 25, 2004, we announced preliminary revenues and earnings per share for the third quarter ended September 30, 2004. The preliminary results have not yet been subject to a review by our outside auditors in accordance with professional accounting guidelines and, while we believe such results are accurate, they are subject to possible revision. We expect to announce our final results for the third quarter on November 4, 2004. In addition, from time to time we publicly provide earnings guidance. Our forecasts reflect numerous assumptions concerning our expected performance, as well as other factors, which are beyond our control, and which might not turn out to be correct. Although we believe that the assumptions underlying our projections are reasonable, actual results could be materially different. Our financial results are subject to numerous risks and uncertainties, including those identified throughout these "Risk factors" and elsewhere in this offering memorandum and the documents incorporated by reference.

Our margins could decrease if there are changes in the calculation of Average Wholesale Price (AWP) for the pharmaceuticals we sell, or if managed care organizations and other private payors replace Average Wholesale Price with a different reimbursement system.

Our gross profit is largely controlled by our ability to purchase pharmaceutical products at discounted prices and to negotiate profitable managed care contracts. In many cases, we purchase pharmaceuticals at less than the published AWP for those pharmaceuticals. The AWP has been a standard form of pricing often used in the healthcare industry to determine discount and reimbursement amounts. Accordingly, we have contracted with a number of private payors to sell pharmaceuticals at AWP or at a percentage discount off of the AWP. AWP for most pharmaceuticals is compiled and published by private companies, including First DataBank, Inc. A reduction in AWP for the products we provide to patients could reduce our revenue and narrow our gross profit margins.

The Medicare Prescription Drug, Improvement and Modernization Act of 2003 will result in the replacement of AWP with ASP as the standard measure for determining Medicare reimbursement for certain covered outpatient drugs. The adoption of ASP or any other measure for determining reimbursement by some or all of the managed care or other private payors with whom we contract could have a significant impact on our future revenue, results of operations and financial condition.

We are subject to pricing pressures and other risks involved with third party payors.

In recent years, competition for patients, efforts by traditional third party payors to contain or reduce healthcare costs, and the increasing influence of managed care payors, such as health maintenance organizations, have resulted in reduced rates of reimbursement. Changes in reimbursement policies of governmental third party payors, including policies relating to Medicare, Medicaid and other federal and state funded programs, could reduce the amounts reimbursed to our customers for our products and, in turn, the amount these customers would be willing to pay for our products and services, or could directly reduce the amounts payable to us by such payors. Pricing pressures by third party payors may continue, and these trends may adversely affect our business.

Also, continued growth in managed care plans have pressured healthcare providers to find ways of becoming more cost competitive. Managed care organizations have grown substantially in terms of the percentage of the population they cover and in terms of the portion of the healthcare economy they control. Managed care organizations have continued to consolidate to enhance their ability to influence the delivery of healthcare services and to exert pressure to control healthcare costs. A rapid concentration of revenue derived from individual managed care payors could harm our business.

If we do not adequately respond to competitive pressures, demand for our products and services could decrease.

The markets we serve are highly competitive and subject to relatively few barriers to entry. Local, regional and national companies are currently competing in many of the healthcare markets we serve and others may do so in the future. Some of our competitors have greater financial, technical, marketing and managerial resources than we have. Consolidation among our competitors, such as pharmacy benefit managers (PBMs) and regional and national infusion pharmacy or specialty pharmacy providers could result in price competition and other competitive factors that could cause a decline in our revenue and profitability. We expect to continue to encounter competition in the future that could limit our ability to grow revenue and/or maintain acceptable pricing levels.

Some biotech pharmaceutical suppliers in the specialty pharmacy industry have chosen to limit the number of distributors of their products. If we are not selected as a preferred distributor of one or more of our core products, our business and results of operations could be seriously harmed.

We have identified a trend among some of our suppliers toward the retention of a limited number of preferred distributors to market certain of their biopharmaceutical products. If this trend continues, we cannot be certain that we will be selected and retained as a preferred distributor or can remain a preferred distributor to market these products. Although we believe we can effectively meet our suppliers' requirements, there can be no assurance that we will be able to compete effectively with other specialty pharmacy companies to retain our position as a distributor of each of our core products. Adverse developments with respect to this trend could have a material adverse effect on our business and results of operations.

Any termination of, or adverse change in, our relationships with a single source product manufacturer or the loss of supply of a specific, single source specialty drug could have a material adverse effect on our operations.

We sell biotech pharmaceuticals that are supplied to us by a variety of manufacturers, many of which are the only source of that specific pharmaceutical. In order to have access to these pharmaceuticals, and to be able to participate in the launch of new biotech pharmaceuticals, we must maintain good working relations with the manufacturers. Most of the manufacturers of the pharmaceuticals we sell have the right to cancel their supply contracts with us without cause and after giving only minimal notice. One biotech pharmaceutical, Synagis®, which is manufactured and distributed by MedImmune, Inc., represented 9.0%, 7.1%, 5.6% and 4.2% of our revenue, respectively, for the six months ended June 30, 2004 and the fiscal years ended December 31, 2003, 2002 and 2001. The loss of our relationship with MedImmune, Inc. or with one or more other biotech pharmaceutical manufacturer would reduce our revenue and profitability.

We have recently experienced, and expect to continue to experience, rapid growth by acquisitions. If we fail to manage our growth effectively, our business could be disrupted and our operating results could suffer.

Our ability to successfully offer our products and services in evolving markets requires an effective planning and management process. In 2003 and 2002, combined, we completed five separate pharmacy business acquisitions. Our growth through acquisitions, combined with the internal growth of our business based on our business plan, may place a strain on our management systems and resources. This growth has resulted in, and will continue to result in an increase in responsibilities for management. To accommodate our growth and compete effectively, we will need to continue to enhance, expand and improve our management and our operational and financial information systems and controls, and to expand, train, manage and motivate our workforce. Our personnel, systems, procedures, or controls may not be adequate to support our operations in the future in light of anticipated growth. In addition, if we focus our financial resources and management attention on the expansion of our operations, our financial results may suffer.

If we are unable to acquire additional local pharmacy facilities on favorable terms, we will be unable to execute our acquisition and development strategy.

Our strategy includes increasing our revenue and earnings through strategic acquisitions of infusion therapy pharmacies and related businesses. Our efforts to execute our acquisition strategy may be affected by our ability to identify suitable candidates and negotiate and close acquisitions. We continue to evaluate potential acquisition opportunities and expect to complete acquisitions in the future. The facilities we purchase may require working capital from us during the initial months of operation, depending on whether or not we acquire receivables as part of the acquisition agreement. We may acquire businesses with significant unknown or contingent liabilities, including liabilities for failure to comply with health care or reimbursement laws and regulations. While we generally obtain contractual rights to indemnification from owners of the businesses we acquire, our ability to realize on any indemnification claims will depend on many factors, including, among other things, the availability of assets of the indemnifying parties. In the future, we may not be successful in acquiring pharmacies or in achieving satisfactory operating results at acquired pharmacies, and we may not be able to acquire infusion therapy facilities that produce returns justifying our related investment. Furthermore, we may not be able to obtain sufficient capital resources to fund our acquisitions at terms acceptable to us, or at all. Future acquisitions may also result in the dilution of earnings.

An impairment of goodwill on our financial statements could adversely affect our financial position and results of operations.

Our acquisitions have resulted in the recording of a significant amount of goodwill on our financial statements. The goodwill was recorded because the fair value of the net assets acquired was less than the purchase price. We may not realize the full value of this goodwill. As such, we evaluate on at least an annual basis whether events and circumstances indicate that all or some of the carrying value of goodwill is no longer recoverable, in which case we would write off the unrecoverable goodwill as a charge against our earnings.

Since our growth strategy will likely involve the acquisition of other companies, we may record additional goodwill in the future. The possible write-off of this goodwill could negatively impact our future earnings. We will also be required to allocate a portion of the purchase price of any acquisition to the value of any intangible assets that meet the criteria specified in the Statement of Financial Accounting Standards No. 141, "Business Combinations," such as marketing, customer or contract-based intangibles. The amount allocated to these intangible assets could be amortized over a fairly short period, which may negatively affect our earnings or the market price of our common stock.

As of June 30, 2004, we had goodwill of $65.7 million, or 38%, of our total assets and approximately 47% of stockholders' equity.

Changes in state and federal government regulation could restrict our ability to conduct our business.

The marketing, sale and purchase of pharmaceuticals and medical supplies and provision of healthcare services generally is extensively regulated by federal and state governments. Other aspects of our business are also subject to government regulation. We believe we are operating our business in compliance with applicable laws and regulations. The applicable regulatory framework is complex, and the laws are very broad in scope. Many of these laws remain open to interpretation and have not been addressed by substantive court decisions. Accordingly, we cannot provide any assurance that our interpretation would prevail or that one or more government agencies will not interpret them differently. Changes in the law or new interpretations of existing law can have a dramatic effect on what we can do, our cost of doing business and the amount of reimbursement we receive from governmental third party payors, such as Medicare and Medicaid. Also, we could be affected by interpretations of what the appropriate charges are under government programs.

Some of the healthcare laws and regulations that apply to our activities include:

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  The federal "Anti-Kickback Law" prohibits individuals and entities from knowingly and willfully paying, offering, receiving, or soliciting money or anything else of value in order to induce the referral of patients or to induce a person to purchase, lease, order, arrange for, or recommend services or goods covered in whole or in part by Medicare, Medicaid, or other government healthcare programs. Although there are "safe harbors" under the Anti-Kickback Law, some of our business arrangements and the services we provide may not fit within these safe harbors or a safe harbor may not exist that covers the arrangement. The Anti-Kickback Law is an intent based statute and the failure of a business arrangement to satisfy all elements of a safe harbor will not necessarily render the arrangement illegal, but it may subject that arrangement to increased scrutiny by enforcement authorities. Violations of the Anti-Kickback Law can lead to significant penalties, including criminal penalties, civil finds and exclusion from participation in Medicare and Medicaid.

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  The "Stark Law" prohibits physicians from making referrals to entities with which the physicians or their immediate family members have a "financial relationship"(i.e., an ownership, investment or compensation relationship) for the furnishing of certain designated health services that are reimbursable under Medicare. The Stark Law exempts certain business relationships which meet its exception requirements. However, unlike the Anti-Kickback Law under which an activity may fall outside a safe harbor and still be lawful, a referral for a designated health service that does not fall within an exception is strictly prohibited by the Stark Law. A violation of the Stark Law is punishable by civil sanctions, including significant fines and exclusion from participation in Medicare and Medicaid.

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  The Health Insurance Portability and Accountability Act of 1996 (HIPAA) included "Administrative Simplification" provisions that required the Department of Health and Human Services (HHS) to adopt national standards governing electronic health care transactions. At the same time, it was recognized that advances in electronic technology could erode the privacy of health information. Consequently, Congress incorporated provisions into HIPAA that mandated the adoption of federal privacy protections for individually identifiable health information. HHS published a final regulation in the form of the Privacy Rule in December 2000, which became effective April 14, 2001. The Privacy Rule was subsequently modified, and the final version was adopted in August 2002. The Privacy Rule set national standards for the protection of health information for providers and others who transmit health information electronically. By the compliance date of April 14, 2003, covered entities were required to implement standards to protect and guard against misuse of individually identifiable health information. We have implemented the standards set forth in the Privacy Rule and these standards were in place on April 14, 2003. We believe that we are in compliance with the Privacy Rule or any more stringent federal or state laws relating to privacy. Penalties for non-compliance with the Privacy Rule and other HIPAA Administrative Simplification provisions range from civil fines to criminal penalties.

  In addition to regulating privacy of individual health information, HIPAA includes several anti-fraud and abuse laws, extends criminal penalties to private health care benefit programs and, in addition to Medicare and Medicaid, to other federal health care programs, and expands the Office of Inspector General's (OIG's) authority to exclude persons and entities from participating in the Medicare and Medicaid programs.

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  Pharmacies and pharmacists must obtain state licenses to operate and dispense pharmaceuticals. If we are unable to maintain our licenses or if states place burdensome restrictions or limitations on non-resident pharmacies, this could limit or affect our ability to operate in some states which could adversely impact our business and results of operations.

We may become subject to federal and state investigations.

Both federal and state government agencies have heightened and coordinated civil and criminal enforcement efforts as part of numerous ongoing investigations of healthcare companies, as well as their executives and managers. These investigations relate to a wide variety of topics, including referral and billing practices. Further, amendments to the federal False Claims Act have made it easier for private parties to bring whistleblower lawsuits against companies. Some states have adopted similar state whistleblower and false claims provisions.

The Office of the Inspector General of the Department of Health and Human Services and the Department of Justice have, from time to time, established national enforcement initiatives that focus on specific billing practices or other suspected areas of abuse. Some of our activities could become the subject of governmental investigations or inquiries. For example, we have significant Medicare and Medicaid billings. In addition, our executives, some of whom have worked at other healthcare companies that are or may become the subject of federal and state investigations and private litigation, could be included in governmental investigations or named as defendants in private litigation, resulting in adverse publicity against us. We are not aware of any governmental investigations involving any of our company-owned facilities or our executives. A future investigation of us could result in significant liabilities or penalties to us, as well as adverse publicity, and could seriously undermine our ability to compete for business, negotiate acquisitions, hire new personnel and otherwise conduct our business.

We may be subject to liability for the services we offer and the products we sell.

We and other participants in the health care market are, have been and are likely to continue to be subject to lawsuits based upon alleged malpractice, product liability, negligence or similar legal theories, many of which involve large claims and significant defense costs. A successful claim not covered by our professional liability insurance or substantially in excess of our insurance coverage could cause us to pay out a substantial award. In addition, we retain liability on claims up to the amount of our deductibles, which generally are $250,000 per occurrence. Further, our insurance policy is subject to annual renewal and it may not be possible to obtain liability insurance in the future on acceptable terms, with adequate coverage against potential liabilities, or at all. Also, claims against us, regardless of their merit or eventual outcome, could be a serious distraction to management and could harm our reputation.

Our image and reputation may be harmed by actions taken by our franchisees that are outside of our control.

The majority of our local pharmacy locations are operated by franchisees. Franchisees are independent business owners and are not our subsidiaries or employees. Consequently, the quality of a franchised operation is dependent upon its owner(s) and manager(s). Franchisees may not successfully operate facilities or they may fail to comply with federal and state health care statutes and regulations. If they do not operate their franchises effectively or do not comply with applicable industry regulations, our image and reputation may suffer which could negatively impact our results of operations.

Our gross profit margins may decline if our franchise royalties are reduced.

We rely on royalty payments from our franchisees. For the six months ended June 30, 2004 and the fiscal years ended December 31, 2003, 2002 and 2001, we derived 2.5%, 2.6%, 2.5% and 4.0%, respectively, of our revenue from franchise royalties and related fees. Our franchisees pay royalties on their gross receipts. Because there is no "cost of goods sold" associated with this revenue, franchise royalties and other fees represent a significant portion of our gross profit. For the six months ended June 30, 2004 and the fiscal years ended December 31, 2003, 2002 and 2001, royalties and other franchise fees represented 8.9%, 8.6%, 8.1% and 11.9%, respectively, of our gross profit. If our franchisees encounter business or operational difficulties, our revenue from royalties may be adversely affected. Such difficulties may also negatively impact our ability to sell new franchises. In addition, if we are unable to successfully attract new franchisees or if our existing franchise owners do not enter into new franchise agreements with us when their current agreements expire, our franchise revenue, gross profit and overall profitability will decline.

The loss of one or more of our key employees could harm our operations.

Our success depends upon the availability and performance of our key executives, including our Chief Executive Officer, Rajat Rai, and our President and Chief Operating Officer, Richard M. Smith. We do not have "key person" insurance for any of our key executives. The loss of the services of Mr. Rai, Mr. Smith or any of our other key executives could have a material adverse effect upon our business and results of operations.

The current or future shortage in licensed pharmacists, nurses and other clinicians could adversely affect our business.

The healthcare industry is currently experiencing a shortage of licensed pharmacists, nurses and other healthcare professionals. Consequently, hiring and retaining qualified personnel will be difficult due to intense competition for their services and employment. Any failure to hire or retain pharmacists, nurses or other healthcare professionals could impair our ability to expand or maintain our operations.

In the event we are unable to satisfy regulatory requirements relating to internal controls, or if these internal controls over financial reporting are not effective, our business and our stock price could suffer.

Section 404 of Sarbanes-Oxley requires companies to do a comprehensive evaluation of their internal controls. As a result, we are currently performing an evaluation of our internal controls over financial reporting so that our management can certify as to the effectiveness of our internal controls and our auditor can publicly attest to this certification. Our efforts to comply with Section 404 and related regulations regarding our management's required assessment of internal control over financial reporting and our independent auditors' attestation of that assessment has required, and continues to require, the commitment of significant financial and managerial resources. If we fail to timely complete our evaluation, if our management is unable to certify the effectiveness of our internal controls or if our auditors cannot attest to our certification, we could be subject to regulatory scrutiny and a loss of public confidence, which could have an adverse effect on our business and our stock price.

Our certificate of incorporation, our bylaws, and Delaware law contain provisions that could discourage a change in control.

Some provisions of our certificate of incorporation and bylaws, as well as Delaware law, may be deemed to have an anti-takeover effect or may delay or make more difficult an acquisition or change in control not approved by our board of directors, whether by means of a tender offer, open market purchases, a proxy contest or otherwise. These provisions could have the effect of discouraging third parties from making proposals involving an acquisition or change in control, although such a proposal, if made, might be considered desirable by a majority of our stockholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management team without the concurrence of our board of directors. See "Description of capital stock."

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  Exhibit 99.1